Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

SALLY BEAUTY HOLDINGS, INC.

SALLY HOLDINGS LLC

SALLY CAPITAL INC.

SEE TABLE OF ADDITIONAL REGISTRANTS

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware Delaware	36-2257936 36-4472381 56-2620323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3001 Colorado Boulevard Denton, Texas 76210 (940) 898-7500	John M. Henrich, Esq. Senior Vice President, General Counsel and Secretary Sally Beauty Holdings, Inc. 3001 Colorado Boulevard Denton, Texas 76210 (940) 898-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Debt Securities

Guarantees of Debt Securities

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect subsidiaries of Sally Beauty Holdings, Inc. may be guarantors of debt securities offered by Sally Beauty Holdings, Inc., Sally Holdings LLC or Sally Capital Inc. and are Co-Registrants:

Exact Name of Registrant as Specified in Its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Sally Investment Holdings LLC	Delaware	26-0382328
Beauty Systems Group LLC	Virginia	36-4201155
Armstrong McCall Holdings, Inc.	Texas	74-1499645
Armstrong McCall Holdings, L.L.C.	Delaware	74-2766844
Armstrong McCall Management, L.C.	Texas	74-2766842
Armstrong McCall, L.P.	Texas	74-2766845
Innovations-Successful Salon Services	California	95-4251192
Procare Laboratories, Inc.	Delaware	36-4294731
Neka Salon Supply, Inc.	New Hampshire	02-0347958
Salon Success International, LLC	Florida	14-1819659
Loxa Beauty LLC	Indiana	27-1831293
Sally Beauty Supply LLC	Virginia	36-2683258
Diorama Services Company, LLC	Delaware	20-5230107
Arcadia Beauty Labs LLC	Delaware	75-2624245
Sally Beauty International Finance LLC	Delaware	75-2719403
Beauty Holding LLC	Delaware	36-4053597
Sally Beauty Military Supply LLC	Delaware	36-4808431

3001 Colorado Boulevard Denton, Texas 76210 (940) 898-7500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of each Co-Registrant’s Principal Executive Offices)

John M. Henrich, Esq.

Senior Vice President, General Counsel

and Secretary

Sally Beauty Holdings, Inc.

3001 Colorado Boulevard

Denton, Texas 76210

(940) 898-7500 (Name, address, including zip code, and telephone number, including area code, of agent for
service for each Co-Registrant)

Item	1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item	2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item	15. Foreign Trustee. Not applicable.
Item	16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 19th of April, 2021.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ David S. Pickett
David S. Pickett
Assistant Vice President

EXHIBIT 6

April 19, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ David S. Pickett
David S. Pickett
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$27,565
Interest-bearing balances		218,658
Securities:
Held-to-maturity securities		205,668
Available-for-sale securities		211,554
Equity Securities with readily determinable fair value not held for trading		11
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		48
Securities purchased under agreements to resell		58,356
Loans and lease financing receivables:
Loans and leases held for sale		34,944
Loans and leases, net of unearned income	855,301
LESS: Allowance for loan and lease losses	18,220
Loans and leases, net of unearned income and allowance		837,081
Trading Assets		69,659
Premises and fixed assets (including capitalized leases)		11,262
Other real estate owned		173
Investments in unconsolidated subsidiaries and associated companies		13,592
Direct and indirect investments in real estate ventures		54
Intangible assets		30,307

Other assets		48,876
Total assets		$1,767,808
LIABILITIES
Deposits:
In domestic offices		$1,443,370
Noninterest-bearing	543,901
Interest-bearing	899,469
In foreign offices, Edge and Agreement subsidiaries, and IBFs		36,129
Noninterest-bearing	423
Interest-bearing	35,706
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		1,253
Securities sold under agreements to repurchase		6,971

Dollar Amounts
In Millions
Trading liabilities	15,639
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	48,157
Subordinated notes and debentures	12,350
Other liabilities	33,011
Total liabilities	$1,596,880
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,820
Retained earnings	52,938
Accumulated other comprehensive income	2,617
Other equity capital components	0
Total bank equity capital	170,894
Noncontrolling (minority) interests in consolidated subsidiaries	34
Total equity capital	170,928
Total liabilities, and equity capital	$1,767,808

I, Michael P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Michael P. Santomassimo

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Maria R. Morris

Theodore F. Craver,Jr.

Juan A. Pujadas